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                                                                    Exhibit 99.1

                                REVOCABLE PROXY
                    THE CITIZENS' NATIONAL BANK OF ASHLAND

                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 30, 1995


          The undersigned hereby appoints Ralph F. Buchspics, Frank L. Scheuren and George J. Schilling, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of The Citizens' National Bank of Ashland which the undersigned is entitled to vote at the special meeting of Shareholders (the "Meeting"), to be held at the Banking House, 735 Center Street, Ashland, Pennsylvania 17921 on Thursday, November 30, 1995 at 10:30 a.m., local time, and at any and all adjournments thereof, as follows:

                                                                      FOR        AGAINST        ABSTAIN
                                                                      ---        -------        -------
 1.   The approval of the Agreement and Plan of Merger (the           [_]          [_]            [_]
      "Merger Agreement") among The Citizens' National Bank of
      Ashland, Community Banks, Inc. and Community Banks,
      National Association, and the Merger of The Citizens'
      National Bank of Ashland with and into Community Banks,
      National Association, as contemplated therein (the "Merger").

 2.   Postponement or adjournment of the Meeting to a later date,     [_]          [_]            [_]
      if necessary to solicit additional proxies in the event
      insufficient shares are cast in person or by proxy at the
      Meeting to approve the Merger and the Merger Agreement.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned may revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

          The undersigned acknowledges receipt from The Citizens' National Bank of Ashland prior to the execution of this proxy of notice of the Meeting and a Proxy Statement/Prospectus dated November 1, 1995.


Date:  ________________, 1995





         ------------------------        ------------------------
         SIGNATURE OF SHAREHOLDER        SIGNATURE OF SHAREHOLDER




         -------------------------       -------------------------
         PRINT NAME OF SHAREHOLDER       PRINT NAME OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.